Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jim Hartman

Enpath Medical, Inc.
(763) 577-2212

EVC Group
Douglas Sherk
(415) 896-6820
February 2, 2004

Medamicus (MEDM) Name Changed to Enpath Medical, Inc. (NPTH)
Effective Today

MINNEAPOLIS, —As previously announced, Medamicus, Inc. (Nasdaq: MEDM), a leader in vascular access and stimulation lead technologies, has changed its name to Enpath Medical, Inc., effective today, Monday, February 2, 2004.  The company’s new Nasdaq ticker symbol, NPTH was effective with the opening of the stock market this morning.

The Company also announced that its web site address has changed to www.enpathmed.com.

The name Enpath reflects the company’s mission ‘to create pathways that enable the delivery of essential medical therapies’.

Enpath Medical, Inc., formerly Medamicus, Inc., headquartered in Plymouth, Minnesota, is a leader in the development and commercialization of vascular access devices and stimulation lead technologies that enable the delivery of pharmaceutical and device therapies to treat cardiac and neurological diseases, cancer and a variety of other medical conditions.